As filed with the Securities and
                   Exchange Commission on April 2, 1999

                                              Registration No. 33- __________

                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549
                    __________________________________

                                FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                    __________________________________

                           ENERGYNORTH, INC.
            (Exact name of issuer as specified in its charter)

          New Hampshire                             02-0363755
          (State or other jurisdiction of           (I.R.S. Employer
          incorporation or organization)            Identification No.)

                       1260 Elm St., P.O. Box 329
                  Manchester, New Hampshire 03105-0329
       (Address of Principal Executive Offices Including Zip Code)

                ENERGYNORTH, INC. 1998 STOCK OPTION PLAN
                          (Full title of plan)

                           ROBERT R. GIORDANO
                 President and Chief Executive Officer
                            EnergyNorth, Inc.
                             P.O. Box 329
                 Manchester, New Hampshire 03105-0329
                            (603) 625-4000
           (Name, address, including zip code, and telephone
           number, including area code, of agent for service)

                 Copy to:  RICHARD A. SAMUELS, ESQUIRE
                  McLane, Graf, Raulerson & Middleton
                        Professional Association
                      900 Elm Street, P.O. Box 326
                  Manchester, New Hampshire 03105-0326
                    ________________________________
          Approximate date of proposed sales pursuant to the Plan:
  From time to time after the effective date of this Registration Statement

                    CALCULATION OF REGISTRATION FEE
________________________________________________________________________________


Title of                     Proposed Maximum    Proposed Maximum  Amount of
Securities To  Amount To Be  Aggregate Offering  Aggregate         Registration
Be Registered  Registered1   Price Per Share2    Offering Price2   Fee
________________________________________________________________________________
Common Stock   200,000       $27.59375           $5,518,750        $1,534.21
par value $1.00

     1 This registration statement also covers an indeterminate number of additional shares that may be offered or sold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

     2 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h) on the basis of the average high and low prices for the Common Stock as reported on the New York Stock Exchange on April 1, 1999.

                         Cross-Reference Sheet

                               Form S-8


Item in Part I of Form S-8               Location in the Prospectus

1. Plan Information

   (a) General Plan Information          Outside front cover page of prospectus;
                                         The Plan: General; Purpose of the Plan;
                                         Administration; Effective Date and
                                         Duration of the Plan


   (b) Securities to be Offered          The Plan: Shares Available for
                                         Stock Options


   (c) Employees Who May                 The Plan: Eligible Employees
       Participate in the Plan

   (d) Purchase of Securities Pursuant   The Plan: Shares Available for
       to the Plan and Payment for       Stock Options; Purchase Price; Payment
       Securities Offered

   (e) Resale Restrictions               The Plan: Transfer; Restrictions
                                         on Exercise; Retirement,
                                         Termination, Disability, Death


   (f) Tax Effects of Plan               Summary of Certain Tax Consequences


   (g) Investment of Funds               Not applicable


   (h) Withdrawal from the Plan;         The Plan: Transfer; Restrictions
       Assignment of Interest            on Exercise; Retirement,
                                         Termination, Disability, Death


   (i) Forfeitures and Penalties         The Plan: Transfer;
                                         Restrictions on Exercise


   (j) Charges and Deductions and        The Plan: Transfer;
       Liens Therefor                    Restrictions on Exercise


2. Registrant Information and            Certain Other Information
   Employee Plan Annual Information

                             TABLE OF CONTENTS


                                                                  Page

AVAILABLE INFORMATION                                               4

THE PLAN                                                            4
  General                                                           4
  Adoption of the Plan                                              4
  Purpose of the Plan                                               4
  Administration                                                    4
  Eligible Employees                                                4
  Shares Available for Stock Options                                5
  Purchase Price                                                    5
  Payment                                                           5
  Restrictions on Exercise                                          5
  Transfer                                                          5
  Retirement, Termination, Disability, Death                        5
  Stock Option Agreement                                            6
  Valuation                                                         6
  Adjustment and Acceleration of Shares                             6
  Effect of the Plan on the Rights of Directors or Employees        7
  Amendment                                                         7
  Effective Date and Duration of Plan                               7

SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES                  7

PERIODIC REPORTS TO STOCKHOLDERS                                    9

CERTAIN OTHER INFORMATION                                           9

                             PART 1

                          INTRODUCTION

     This Registration Statement on Form S-8 relates to the registration of 200,000 shares of EnergyNorth, Inc. (the
"Company") common stock, $1.00 par value per share, issuable upon exercise of options granted under the EnergyNorth, Inc. 1998
Stock Option Plan (the "Plan").


                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street N.W., Washington D.C. 20549; and at the Regional Offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1400, New York, New York 10007. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company will provide without charge to any person, including any beneficial owner, to whom this Registration Statement is delivered, upon written or oral request, a copy of its most recent annual report to stockholders and any and all documents incorporated herein by reference (other than certain exhibits to such documents). See "Certain Other Information." Written requests should be directed to the Senior Vice President and Chief Financial Officer, EnergyNorth Inc., P.O. Box 329, Manchester, New Hampshire 03105-0329. Telephone requests may be directed to (603) 625-4000.


                            THE PLAN

General. The following description of the Plan is intended to assist you in becoming familiar with the Plan, but does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, which is attached hereto as Exhibit 99 or may be examined at the Company's Human Resources Department. In the case of any conflict or apparent conflict between the following description and the full text of the Plan, the full text will control. Additional information about the Plan and the Plan administrators may be obtained from the Company's Human Resources Department at the above address and telephone number.

Adoption of the Plan. The Plan was adopted by the Directors of the Company on November 19, 1998 and was approved by the stockholders on February 3, 1999.

Purpose of the Plan. The Plan is intended to encourage eligible officers, directors, and employees of the Company and its subsidiaries to increase their efforts to make the Company and each subsidiary more successful, to provide an additional inducement for such individuals to remain with the Company or a subsidiary, to reward such individuals by providing the opportunity to acquire the Common Stock on favorable terms, and to provide a means through which the Company may attract able persons to enter the employ of the Company or its subsidiaries.

     The Plan is not subject to the provisions of the Employee
Retirement Income Security Act of 1974.

Administration. The Plan is administered by the Compensation
Committee of the Board of Directors of the Company (the
"Compensation Committee"), so long as it is comprised of two or more non-employee Directors, provided that no option may be granted without the approval of the Board of Directors.

Eligible Employees. Officers and directors of the Company or any subsidiary and those employees ("Key Employees") of the Company or any subsidiary who share the primary responsibility for the management, growth, or protection of the business of the Company or any subsidiary are eligible to receive stock options as described herein. Only Key Employees are eligible to receive incentive stock options.

Shares Available for Stock Options. The aggregate number of shares of the Company's common stock which may be issued or delivered under the Plan is 200,000 shares, subject to adjustment as set forth below. If any stock option granted under the Plan is canceled in full or expires before exercise, the shares subject to such stock option shall again be available for the purposes of the Plan.

Purchase Price. The purchase price at which each stock option may be exercised (the "Option Price") will be such price (either greater than, the same as, or less than the fair market value per share of the Company's common stock on the date of grant) as the Committee, in its discretion, will determine but (i) in the case of incentive stock options, will not be less than one hundred percent (100%) of the fair market value per share of the shares of Common Stock covered by the stock option on the date of grant and (ii) in the case of incentive stock options granted to a Key Employee who together with the members of his immediate family owns, or may be deemed to own, beneficially, more than 10% of the outstanding voting securities of the Company (as the terms "immediate family" and "beneficial ownership" are defined under the Securities Exchange Act of 1934 (the "Exchange Act") and such other terms and conditions as the Committee will deem advisable (such a Key Employee is referred to as a "Principal Shareholder"), will not be less than one hundred and ten percent (110%) of the fair market value per share of the shares of the Company's common stock covered by the stock option on the date of grant. In exercising its discretion, the Committee will take into account the nature and value to the Company of the recipient's service, and such other factors as the Committee may deem relevant. For purposes of the purchase price, fair market value will be determined as set forth below in the section "Valuation."

Payment. The Option Price is to be paid in full in cash upon the exercise of a stock option; provided, however, that in lieu of cash an individual may, if authorized by the Committee, exercise a stock option by tendering to the Company's shares of the Company's common stock owned by the individual and having a fair market value on the date of exercise, as set forth below in the section "Valuation", equal to the option price. No shares will be issued or delivered upon exercise of a stock option until the Option Price has been paid in full. When the Option Price has been paid in full, the option holder will be considered for all purposes to be the owner of the shares with respect to which payment has been made.

Restrictions on Exercise. No incentive stock option or nonstatutory stock option will be exercisable after the expiration of ten years from the date of grant or, in the case of an incentive stock option or nonstatutory stock option granted to a Principal Shareholder, five years from the date of grant. Except as otherwise provided in this section and the "Retirement, Termination, Disability, Death" section, stock options may be exercised at such times, in such amounts and subject to such restrictions as will be determined by the Committee.

Transfer. No stock option will be transferable other than by will by the laws of descent and distribution and each stock option will be exercisable during the lifetime of the recipient only by the recipient.

Retirement, Termination, Disability, Death. If a Key Employee Retires (as defined below) or if the employment of a Key Employee who is disabled within the meaning of Section 422(c)(6) of the Code ("Disabled Option Holder") is voluntarily terminated with the consent of the Company or a subsidiary, any then outstanding stock option held by such Key Employee will become immediately exercisable by such Key Employee at any time prior to the stock option expiration date or within three years after the date of termination of employment, whichever is the shorter period. "Retires" shall mean retirement on or after date of Normal Retirement, or on any earlier date such that the employee's benefits are not reduced, under the Company's retirement plan. Whether termination of employment is a voluntary termination with consent and whether a Key Employee is disabled within the meaning of Section 422(c)(6) of the Code shall be determined in each case by the Committee, and any such determination by the Committee shall be final and binding.

     If the service of an option holder who is a director is terminated because such option holder cannot at his or her age stand for re-election to the Committee, any then outstanding stock option held by such option holder will continue to be exercisable and will expire in accordance with its terms.

     Following the death of an option holder, any outstanding stock option held by any such recipient at the time of death will be exercisable in full (whether or not so exercisable on the date of the recipient's death, but subject to such other restrictions on the exercise of incentive stock options as are set forth in the above Section "Restrictions on Transfer") by the person or persons entitled to do so under the recipient's will, or, if the recipient fails to make a testamentary disposition of such stock option or dies intestate, by the recipient's legal representative, in either case at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period.

     In the event of termination of the employment of an employee or the service of any other option holder for any reason other than as set forth in this Section, the rights of such option holder under any then outstanding stock option will terminate at the date of such termination of employment except as otherwise provided in the stock option agreement.

Stock Option Agreement. Each stock option will be confirmed by a stock option agreement which will be executed by the Chairman of the Committee or the President on behalf of the Company and by the person to whom such stock option is granted.

Valuation. The fair market value of the Company's common stock will be the average of the closing price of the Company's common stock, as reported on the New York Stock Exchange, during the ten trading days immediately preceding the date of grant.

Adjustment and Acceleration of Shares. If a dividend or other distribution shall be declared upon the Company's common stock payable in shares of the Company's common stock, the number of shares of the Company's common stock then subject to any outstanding stock option and the number of shares which may be issued or delivered under the Plan but are not then subject to an outstanding stock option will be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.

     If the outstanding shares of the Company's common stock are changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there will be substituted for each share of the Company's common stock subject to any then outstanding stock option and for each share of the Company's common stock which may be issued or delivered under the Plan but are not then subject to an outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock will be so changed or for which each such share will be exchangeable; or, alternatively, the Committee, or the governing body of any successor entity, will make an appropriate and equitable adjustment in the number and kind of option shares as to which the option is then unexercised in order that, after such event, the option shares as to which the option is then unexercised will represent the same potential ownership interest in the company (or that part of a successor entity which consists of the company) immediately after such event as they represent immediately before such event.

     Each outstanding stock option will become immediately and fully exercisable for a period of six months following the date of the following occurrences: (i) if any person (including a group as defined in Section 13(d)(3) of the Exchange Act) becomes directly or indirectly the beneficial owner of 20% or more of the Common Stock; (ii) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event cease to constitute a majority of the Company's Board of Directors; or (iii) the stockholders of the Company approve an agreement providing for a transaction in which the Company will cease to be an independent publicly-owned corporation or a sale or other disposition of all or substantially all of the assets of the Company occurs.

     In case of any adjustment or acceleration, the aggregate Option Price for all shares subject to each then outstanding stock option prior to such adjustment or acceleration will be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares will have been adjusted or which will have been substituted for such shares. Any new option price will be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

     All references in this Plan to shares will, where the context so requires, be deemed to be references to such shares as adjusted pursuant to this Section. If any such adjustment to the number of shares subject to the grant of stock options requires the approval of stockholders in order to enable the Company to issue incentive stock options then no such adjustment will be made without the approval of the stockholders. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any adjustment or acceleration is to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension, or renewal of such stock option within the meaning of Section 424(h) of the Code, the Board of Directors may elect not to make such adjustment or acceleration but rather will use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Board of Directors in its sole discretion will deem equitable and which will not result in any disqualification, modification, extension, or renewal (within the meaning of Section 424(h) of the Code) of such stock option.

Effect of the Plan on the Rights of Directors or Employees. Neither the adoption of the Plan nor any action of the Committee or the Board of Directors pursuant to the Plan will be deemed to give any person any right to be granted a stock option under the Plan, and nothing in the Plan or in any stock option granted under the Plan or in any stock option agreement will confer upon any person any right to continue to serve the Company or any subsidiary as an employee, officer, director, consultant, or otherwise, or interfere in any way with the rights of the Company or any Subsidiary to terminate the service or employment of any person at any time.

Amendment. The right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board; provided always that no such revocation or termination will terminate any outstanding stock option theretofore granted under the Plan; and provided further that no such alteration or amendment of the Plan will, without prior shareholder approval, (i) increase the total number of shares which may be issued or delivered under the Plan,
(ii) make any changes in the class of eligible officers, directors, consultants or employees, or (iii) extend the periods set forth in the Plan during which stock options may be granted. No alteration, amendment, revocation or termination of the Plan will, without the written consent of the holder of a stock option theretofore granted under the Plan, adversely affect the rights of such holder with respect to such stock option.

Effective Date and Duration of Plan. The date of adoption of the Plan will be November 19, 1998. No stock option may be granted under the Plan subsequent to November 18, 2008.


     SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Incentive Stock Options

In General. An option holder will not recognize income on the grant of an incentive stock option. Except as provided in this paragraph, an option holder also will not recognize income on the exercise of an incentive stock option. If, however, such exercise occurs more than three months after the option holder ceased to be an employee for reasons other than death or permanent and total disability, or more than one year thereafter if the option holder ceased to be an employee by reason of permanent and total disability, the exercise will not be treated as the exercise of an incentive stock option, and the federal income tax consequences to the option holder and the option holder's employer corporation will be the same as those for nonstatutory stock options, discussed below under the caption "Nonstatutory Stock Options." In certain circumstances, alternative minimum tax liability may also result from the exercise of an incentive stock option. See the discussion below under the caption "Alternative Minimum Tax."

     There is a limit on the options that can be granted to an individual that will qualify for incentive stock option treatment. That limit is determined by the value of option stock for which incentive stock options can be exercised for the first time in a calendar year. To the extent the aggregate fair market value for which incentive stock options are exercisable by an individual for the first time in a calendar year exceeds $100,000, such options are not treated as incentive stock options. The aggregate fair market value of an individual's incentive stock option is determined at the time such options are granted.

     Any options granted to an individual who, at the time the options are granted, is the beneficial owner of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a parent or subsidiary of the Company, will be treated as options which are not incentive stock options and the option holder will be taxed upon exercise of such options under the rules governing the exercise of nonstatutory stock options described below, unless the option exercise price is at least one hundred and ten percent (110%) of the fair market value per share of the shares of Common Stock covered by the stock option on the date of grant. In addition, if any options are granted with the express provision that they are not incentive stock options, those options will be treated as options which are not incentive stock options, and the option holder will be taxed upon exercise of such options under the rules governing the exercise of nonstatutory stock options described below.

     Gain or loss from the sale or exchange of shares acquired upon exercise of an incentive stock option will generally be treated as capital gain or loss, provided that the shares are held as capital assets at the time of sale or exchange and that such sale or exchange does not occur before the later of (i) one year from the date the shares are transferred to the option holder pursuant to the exercise of the option or (ii) two years from the date the option is granted.

     If the option holder fails to meet the holding period requirements stated in the paragraph above, then any increase in the income of such individual or deduction from income of his employer corporation for the taxable year in which such exercise occurred attributable to such disposition, shall be treated as an increase in ordinary income or a deduction from income in the taxable year of such individual or of such employer corporation in which such disposition occurred.

     Generally, the Company will not be allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if an option holder recognizes ordinary income as a result of a disposition as described in the preceding paragraph, the Company will be entitled to a deduction in the same amount for the Company's taxable year in which such disposition occurs.

Alternative Minimum Tax. The exercise of an incentive stock option may result in alternative minimum tax ("AMT") liability. Generally, an individual's AMT is the excess of his "tentative minimum tax" (i.e., 26% for the first $175,000 alternative minimum taxable income ("AMTI") which exceeds the applicable statutory exemption amount, and 28% for the amount above the first $175,000) over his regular income tax, and such excess is added to the individual's regular income tax to determine his total income tax liability for the year. A taxpayer's AMTI is calculated by adding certain tax preference items, and by making a number of adjustments, to a taxpayer's regular taxable income, including an adjustment that treats incentive stock options as nonstatutory stock options. (See the discussion below under the caption "Nonstatutory Stock Options.") Accordingly, an option holder who exercises an incentive stock option is required to include in AMTI the amount that would be included in regular income if the incentive stock option had been a nonstatutory stock option, and, while the law is not entirely clear, apparently such income is included in AMTI in the year in which it would have been included in regular income. For AMT purposes, an option holder's basis in stock acquired on exercise of an incentive stock option also is determined by treating such stock as if it were acquired on the exercise of a nonstatutory stock option.

     The AMT also provides for a minimum tax credit. Under this provision, an individual is entitled to a credit against a portion of his regular income tax liability, to the extent it exceeds his tentative minimum tax for that year, in an amount equal to a portion of the taxpayer's AMT for prior years after 1986. The portion of the AMT available as a credit is the excess of the taxpayer's actual AMT over what the AMT would have been had it been determined by reference only to specified adjustments and preferences, which do not include the adjustment that treats an incentive stock option as a nonstatutory stock option. The specified adjustments and preferences generally are those that do not involve simply deferrals, i.e., they include the adjustment for itemized deductions and the preference items arising from depletion, tax-exempt interest and charitable contributions of appreciated property. Thus, for example, if an option holder is subject in a year after 1986 to the AMT solely as a result of exercising an incentive stock option in such year, the option holder may claim a credit for such AMT against his regular income tax liability in a later year, but only to the extent that the taxpayer's regular income tax liability (reduced by certain credits) exceeds his tentative minimum tax for that later year. The minimum tax credit may be carried forward indefinitely until fully used.

Nonstatutory Stock Options

     Because nonstatutory stock options granted under the Plan are not transferable and will not be actively traded on an established market, an option holder will not recognize income on the grant of a nonstatutory stock option. This also applies to options that are treated as nonstatutory stock options because they do not meet the definition of incentive stock options as described above.

     An option holder will recognize ordinary income at the time of the exercise of a nonstatutory stock option provided the shares issued pursuant to such exercise are either transferable or not subject to a substantial risk of forfeiture. The amount of such ordinary income will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price.

     When ordinary income is recognized by an option holder in connection with the receipt of shares on the exercise of a nonstatutory stock option, the Company will be entitled to a deduction, in the amount of ordinary income so recognized by the option holder, provided the Company satisfies certain federal income tax withholding requirements.

     Gain or loss from the sale or exchange of shares acquired on the exercise of a nonstatutory stock option will generally be treated as capital gain or loss provided the shares are held as capital assets at the time of sale or exchange. If such shares have been held for the requisite holding period, then the capital gain or loss will generally be treated as long-term capital gain or loss. Currently, the requisite holding period for long-term capital gain treatment upon the sale or exchange of shares acquired upon the exercise of a nonstatutory stock option is more than one year.

Consultation With Tax Advisor

     The rules governing the tax treatment of options and shares acquired on the exercise thereof are quite technical, so that the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances. Option holders are urged to consult with their tax advisers for information with respect to the results which would pertain to their particular circumstances.

     The consequences, under applicable state and local income tax laws, of the grant or exercise of incentive stock options and nonstatutory stock options, and the sale or exchange of shares acquired on exercise, may not be the same as under the federal income tax laws.


                PERIODIC REPORTS TO STOCKHOLDERS

     The Company furnishes its stockholders with audited financial statements for each fiscal year and furnishes stockholders of record with summary unaudited financial results for the first three quarters of each fiscal year. Copies of these documents, and any other communications sent to the Company's stockholders generally, will also be furnished to all participants in the Plan.


                   CERTAIN OTHER INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act of 1933 with respect to the Company's common stock offered under the Plan. Documents incorporated by reference in Item 3 of Part II of this Registration Statement, and any other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act of 1933 are available, without charge, upon oral or written request to the Senior Vice President and Chief Financial Officer, EnergyNorth Inc., 1260 Elm Street, Box 329, Manchester, New Hampshire 03105-0329 and telephone number (603) 625-4000. All of the documents referred to in this Registration Statement and additional information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at the addresses set forth in the "Available Information" section of this Registration Statement. In addition, all documents incorporated by reference in Item 3 of
Part II of this Registration Statement are incorporated by reference into the prospectus.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3. Incorporation of Documents by Reference.

        The following documents filed by the Company with the Commission are incorporated herein by reference:

        1.  Annual Report on Form 10-K for the Fiscal Year Ended
            September 30, 1998.

        2.  Quarterly Report on Form 10-Q for the quarter ended
            December 31, 1998.

        3. The description of the Common Stock which is contained in the Company's Registration Statement filed pursuant to
            Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

        All documents filed by the Company after the date of this prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 6.   Indemnification of Directors and Officers

     New Hampshire Revised Statutes Annotated ("RSA") 293-A, Sections 8.50 through 8.58, empower a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in connection with any civil or criminal suit or proceeding (other than a derivative action) to which they are parties or threatened to be made parties by reason of being directors or officers, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful). The power to indemnify in connection with an action or suit by or in the right of the corporation (a derivative action) is more limited. Indemnification against expenses actually and reasonably incurred is required if a director or officer is wholly successful in defense of an action, suit or proceeding of the type where indemnity is permitted by the statute. Unless ordered by a court, indemnification under the statute, other than mandatory indemnification against expenses, may be made only if a determination that indemnification is proper has been made by a prescribed vote of the board of directors, special legal counsel in certain cases, by the shareholders or by the prescribed vote of a committee duly designated by the board of directors, in certain cases. Indemnification provided for by RSA 293-A:8.50-8.58 is not exclusive and a corporation is empowered to maintain insurance on behalf of its directors and officers against any liability asserted against them in that capacity, whether or not the corporation would have the power under that section to indemnify them.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing or any existing arrangement or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

     The bylaws of the Company provide that it shall indemnify any director or officer to the fullest extent allowed by law. The Company currently maintains insurance on behalf of its directors and officers against liability asserted against them in that capacity.

Item 8. Exhibits

        The exhibits listed on the Exhibit Index on page 15 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 9. Undertakings

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement

            (i) to include any prospectus required by Section 10(a)(3)
                of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions set forth in Item 6, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manchester, and State of New Hampshire, on April 2, 1999.


                               ENERGYNORTH, INC.



                               By:/s/ Robert R. Giordano
                                  Robert R. Giordano, President
                                  and Chief Executive Officer



                        Power of Attorney

Know all men by these presents that each individual whose signature appears below constitutes and appoints Robert R. Giordano and Michelle L. Chicoine, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in -fact and agent full power authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or his or her substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




     Signature                                  Title                            Dated


/s/ Robert R. Giordano            President, Chief Executive Officer and     April 2, 1999
Robert R. Giordano                Director (Principal Executive Officer)


/s/ Michelle L. Chicoine          Executive Vice President and Director      April 2, 1999
Michelle L. Chicoine


/s/ Frank L. Childs               Senior Vice President and Chief Financial  April 2, 1999
Frank L. Childs                   Officer (Principal Financial Officer)


/s/ David A. Skrzysowski          Vice President and Controller              April 2, 1999
David A. Skrzysowski              (Principal Accounting Officer)


/s/ Roger C. Avery                Director                                   April 2, 1999
Roger C. Avery







/s/ Edward T. Borer               Director                                   April 2, 1999
Edward T. Borer


_________________                 Director                                   ________, 1999
Richard B. Couser


______________                    Director                                   ________, 1999
Joan P. Cudhea


/s/ Sylvio L. Dupuis              Director                                   April 2, 1999
Sylvio L. Dupuis


___________________________       Director                                   ________, 1999
Constance B. Girard-diCarlo


/s/ Andrew E. Lietz               Director                                   April 2, 1999
Andrew E. Lietz


____________________              Director                                   ________, 1999
N. George Mattaini


/s/ John E. Tulley II             Director                                   April 2, 1999
John E. Tulley II




Pursuant to the requirements of the Securities Act of 1933, the trustees
(or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manchester, State of New Hampshire, on April 2, 1999.

                               ENERGYNORTH, INC.
                               (Board of Directors)



                               By:/s/ Sylvio L. Dupuis
                                  Sylvio L. Dupuis
                                  Director (Chairman, Compensation Committee)

                            INDEX OF EXHIBITS


     Exhibit
     Number         Description of Exhibits

     4.1 EnergyNorth, Inc. Articles of Incorporation are incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q (file no. 1-11441) for the quarter ended March 31, 1996.

     4.2            Bylaws of EnergyNorth, Inc.

     4.3 Rights Agreement, dated as of June 18, 1990, between the Registrant and State Street Bank & Trust Company is incorporated by reference to Exhibit 1-2 to the Registrant's Registration Statement on Form 8-A, dated June 18, 1990.

     5 Opinion of McLane, Graf, Raulerson & Middleton, Professional Association re: Legality.

     23.1 Consent of McLane, Graf, Raulerson & Middleton, Professional Association is contained in Exhibit 5 filed herewith.

     23.2           Consent of Arthur Andersen LLP.

     99             EnergyNorth, Inc. 1998 Stock Option Plan.